      As filed with the Securities and Exchange Commission on May 31, 2000

                                                              Registration No.

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                   ------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ------------------------------------------

                                ARIEL CORPORATION
             (Exact name of registrant as specified in its charter)

                     Delaware                                                     13-3137699
(State or Jurisdiction of Incorporation or Organization)            (I.R.S. Employer Identification No.)

                                 2540 Route 130
                           Cranbury, New Jersey 08512
                    (Address of principal executive offices)

                             1995 STOCK OPTION PLAN,
                        1996 DIRECTORS STOCK OPTION PLAN,
                           SCHNEIDER STOCK OPTION PLAN
                              (Full Title of Plans)

                                    Jay Atlas
                                Ariel Corporation
                                 2540 Route 130
                           Cranbury, New Jersey 08512
                                 (609) 860-2900
 (Name, Address and telephone number, including area code, of agent for service)

                                 with a copy to:

                              Harold W. Paul, Esq.
                                Paul & Rosen, LLP
                              420 Lexington Avenue
                            New York, New York 10170
                                 (212) 661-2727

                                                CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Securities to be    Amount to be       Proposed maximum offering           Proposed maximum              Amount of
        registered            registered           price per share (1)        aggregate offering price (2)    registration fee
--------------------------------------------------------------------------------------------------------------------------------
    Common Stock, par        1,444,000(3)                $4.0625                      $4,907,287.50               $1,295.52
  value $.001 per share
================================================================================================================================

         (1) Represents the maximum exercise price payable for 1,444,000 shares of Common Stock registered under this Registration Statement. The exercise prices payable for the shares of Common Stock registered under this Registration Statement and the number of shares purchasable are as follows:

                  The proposed maximum offering price per share is disclosed in accordance with Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended.

         (2) The proposed maximum aggregate offering price is the sum of the aggregate option prices of issued options subject to this registration and the total of unissued options remaining in the Plan as amended- 160,000 options exercisable at $2.375 per share; 5,000 options exercisable at $2.75 per share; 244,000 options exercisable at $ 3.3125 per share; 20,000 options exercisable at $3.50 per share; 810,000 options exercisable at $3.8125 per share; 5,000 options exercisable at $3.9375 per share; 10,000 options exercisable at $4.0625 per share; 190,000 unissued options remaining in the 1995 Plan and 1996 Directors Plan collectively at the closing price on Nasdaq of $2.5625 on May 26, 2000 in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

         (3) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of all plans.

                               -------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

         The Registration Statement, including all exhibits and attachments, contains ____ pages. The exhibit index may be found on page 4 of the consecutively numbered pages of the Registration Statement.

                THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933.

PROSPECTUS
                                ARIEL CORPORATION

                        1,440,000 Shares of Common Stock

         This Prospectus relates to 1,444,000 shares of Common Stock, which may be acquired upon exercise of stock options granted under the 1995 Stock Option Plan, (the "Plan").

         The Common Stock is traded on Nasdaq under the symbol "ADSP". On May 26, 2000, the last reported sales price of the Common Stock as reported by Nasdaq was $2.56.

         Persons who acquire shares of Common Stock under the Plan by the exercise of the options granted thereunder will be free to resell such shares without restriction unless they are "affiliates" of the Company, as defined in Rule 405 promulgated under the Securities Act of 1933 (the "Securities Act"). Directors and other affiliates may resell such shares only under a registration statement with an appropriate prospectus, an appropriate exemption, or pursuant to Rule 144 of the Securities Act.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "THE COMPANY".

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.









                  The date of this Prospectus is May 31, 2000.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and such securities, reference is hereby made to the Registration Statement and exhibits. The statements contained in this Prospectus as to the contents of any agreement or other document filed as an Exhibit are not complete and the description of such agreement or document is qualified in its entirety by reference to such agreement or document. The Registration Statement, together with the exhibits, may be inspected at the Commission's principal office in Washington, D.C. and copies may be obtained upon payment of the fees prescribed by the Commission.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such information, reports, proxy statements and other information filed by the Company under the Exchange Act may be examined without charge at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can also be obtained at prescribed rates from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Worldwide Web site (address: http://www.sec.gov) that contains reports, proxy and information statements, and the information regarding registrants that file electronically with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference in this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (c) The Company's Proxy Statement dated May 8, 2000; and

         (d) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

         The Company will furnish without charge, upon oral or written request, to each person to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents not specifically incorporated by reference thereto. In addition, participants in the Plan may obtain information about the plan or its administration from the Company. Such request should be directed to Ariel Corporation, 2540 Route 130, Cranbury, New Jersey 08512, Attention: Corporate Secretary.

         The delivery of this document at any time does not imply that information herein is correct as of the time subsequent to the date hereof. Statements in this document as to the provisions of the Plan are not necessarily complete and in each instance reference is made to the copy of such plan which appears as an Exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on May __, 2000 and each such statement in this document is qualified in all respects by such reference.

                                   THE COMPANY

         We are a leading provider of open systems-based digital remote access equipment to Internet service providers ("ISPs"). Our remote access equipment is compatible with open systems platforms running a variety of popular operating systems, including Windows NT and Linux, and enables ISPs to build reliable, scalable and easy to manage networks at a cost that is significantly below other available alternatives.

         Remote access equipment enables a user dialing in over a standard telephone line to connect to a computer network. Because of the increasing number of Internet users, ISPs are faced with the challenge of providing access to a growing number of subscribers, including those subscribers who are staying connected to the Internet for longer periods of time. In addition, ISPs must also find cost effective ways to expand their networks and computer systems to provide additional services such as Internet telephony, fax and voice over the Internet and unified messaging. Our products enable ISPs to use standard PC systems to build remote access server concentrators, which is the equipment used to connect multiple users simultaneously to the Internet.

         We recently introduced a new family of dial-up Internet access solutions we call PowerPOP(TM) architecture, which leverages industry standard hardware, software and applications. Using a standard PC system to build a remote access server concentrator, our remote access solutions enable ISPs to enhance their network performance while significantly reducing their capital costs. A typical ISP network architecture is based on a central network operations center, where servers run the services that the ISP provides, connected to a number of "dumb" points of presence ("POPs"). Our PowerPOP architecture, by taking advantage of the increasing performance and low prices of PC-based systems, allows ISPs to provide key network services at the POP. By installing intelligence and processing capability at the POP, ISPs can significantly reduce network traffic which results in a faster response time and improved customer satisfaction. We sell our products to ISPs primarily through one distributor.

         We recently launched our fourth generation of remote access products that add SS7 signaling, including voice and fax over the Internet protocol features, to our PowerPOP architecture. We are currently developing a next generation product that will extend the PowerPOP architecture into the customer premises of business enterprises.

         We have historically provided and will continue to provide remote access and digital signal processing ("DSP") products to original equipment manufacturers ("OEMs") who integrate our components into their products. Because integration of our complex components involves a significant amount of technical development and testing by the OEM, our products are generally used for the duration of the OEM's product-life. We sell our products to OEMs through our direct sales force. We intend to continue to offer all our component products to OEMs, including those OEMs who sell products in the ISP market.

Investment Considerations

         The Company's business is subject to numerous risks including, among other things, risks related to (i) recent losses; (ii) substantial debt; (iii) recent change in business strategy; (iv) dependence on one distributor; (v) strength of competitors; (vi) dependence on key personnel; (vii) potential dilution from the exercise of outstanding options and warrants.

         The Company was incorporated in Delaware in September 1982. Its principal executive offices are located at 2540 Route 130, Cranbury, New Jersey 08512. Its telephone number is (609) 860-2900, its e-mail address is ariel@ariel.com and its World Wide Web home page can be accessed at www.ariel.com.

                               PURPOSE OF THE PLAN

         The purpose of the 1995 Stock Option Plan is to enable the Company to attract and retain employees.

Summary of the 1995 Stock Option Plan

         No more than 2,200,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the 1995 Plan, as amended from time to time by the approval of the Company's stockholders. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the 1995 Plan.

         Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 1995 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1995 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. An option may not be transferred other than by, will or by the laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder.

         The committee administering the Plan is authorized to grant incentive stock options from time to time to such employees of the Company as the committee, in its sole discretion, may determine. Employees of the Company, advisors and independent contractors providing services to the Company are eligible to receive non-qualified options under the 1995 Plan.

         The exercise price of each option is determined by the Committee, but may not, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of non-qualified options, the option price per share may be less than, equal to or greater than the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted.

         The 1995 Plan was approved by the Company's stockholders at the 1995 Annual Meeting and amendments thereto increasing the number of authorized shares were approved at subsequent Annual Meetings. The additional 1,000,000 shares so authorized by the stockholders at the 1997 and 1998 Annual Meetings are being registered hereunder.

Summary of the 1996 Directors Stock Option Plan

         The purpose of the 1996 Directors Stock Option Plan is to encourage stock ownership by non-employee directors, enhancing their proprietary interest in the Company and aligning their interests with those of stockholders.

         The terms of the 1996 Directors Stock Option Plan are identical to the 1995 Plan except that participation is limited to non-employee directors and the Plan consists of non-qualified options only.

         The 1996 Directors Stock Option Plan was ratified by the Company's stockholders at the 1996 Annual Meeting and an amendment to increase the authorized shares from 250,000 to 450,000 was ratified by the Company's stockholders at the 1998 Annual Meeting. The additional 200,000 shares are being registered hereunder.

Summary of the Schneider Stock Option Plan

         The Schneider Plan is a single employee stock option plan entered into in connection with an employment agreement between the Company and Mr. Schneider providing for his services as Chief Executive Officer of the Company through December 2001. The plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Schneider Plan, the Company has granted to Mr. Schneider the right to acquire 244,000 shares of common stock as follows: 81,000 shares on or before December 21, 2000; and 163,000 shares on or before December 21, 2001- of which 82,000 shares may be purchasable earlier than December 21, 2001 upon the Company reaching certain milestones. All shares are purchasable at $3.3125 per share. The ability of Mr. Schneider to purchase the common stock under the plan may be terminated pursuant to certain provisions of his employment agreement.

         The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Schneider Plan. Common stock that may be acquired under Schneider Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Schneider Plan.


                             RESTRICTIONS ON RESALE

Options

         Persons who purchase shares of Common Stock upon the exercise of Options under the Plan after the date hereof, will be free to resell those shares without restriction under the exemption from registration provided by
Section 4(1) of the Securities Act of 1933, as amended, (the "Securities Act"), except for those persons who are "affiliates" of the Company. Such affiliates may resell such shares pursuant to an appropriate prospectus under an effective registration statement under the Securities Act or pursuant to an available exemption from registration. "Affiliate" is defined under the Securities Act as a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. In general, persons with the power to manage and direct the policies of the Company, and relatives of such persons, among others, may be deemed to be affiliates of the Company.

         If an affiliate wishes to resell or re-offer shares of Common Stock purchased under the Plan, and if a registration statement is not in effect and an appropriate prospectus is not available with respect to such shares, the affiliate will be obliged as a precondition to any resale or re-offer to comply with either (i) Rule 144 under the Securities Act; or (ii) some other applicable exemption under the Securities Act.

         Each person who may be an affiliate should, prior to reselling or re-offering any option shares, consult with counsel to determine whether he may be subject to the foregoing restrictions.

16(b) Restrictions

         Certain participants in the Plan are subject to limitations imposed by
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as such, may not purchase and sell securities of the Company in any six-month period without subjecting themselves to liability thereunder. Persons subject to the limitations of Section 16(b) should consult with counsel before purchasing, selling or otherwise transferring securities of the Company.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete and does not cover, among other things, state, local and foreign tax treatment of participation in the Plan. Furthermore, differences in individual financial situations may cause federal, state, local and foreign income tax consequences of participation in the Plan to vary. Therefore, each participant is urged to consult his own accountant, legal counsel or other tax advisor regarding the tax consequences or participation in the Plan to him. The information contained in this Section, FEDERAL INCOME TAX CONSEQUENCES, is based on existing law, which is subject to change.

         The right to acquire Common Stock under the Plan are non-qualified options. With respect to the options, (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant. On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

         If the shares acquired upon exercise of the option are subject to a substantial risk of forfeiture, the participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (c) The Registrant's Proxy Statement dated May 8, 2000; and

         (d) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.           Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

         Certain legal matters in connection with the shares of common stock being registered are being passed upon by Paul & Rosen, LLP, 420 Lexington Avenue, New York, New York 10170, counsel to the Registrant. Harold W. Paul, a member of the firm, owns 3,500 common shares, 15,000 shares issuable upon currently exercisable options and 15,000 options which are not currently exercisable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful.

         A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court deter-mines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. The Bylaws provide that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the Company.

         The Company may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company. The Company currently maintains such liability insurance.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

Exhibit No.       Description
-----------       -----------
     4.1          1995 Stock Option Plan
     4.2          1996 Directors Stock Option Plan
     4.3          Schneider Stock Option Plan
     5.1          Opinion of Paul & Rosen, LLP
    23.1          Consent of PriceWaterhouse Coopers, LLP, independent
                  accountants for Registrant
    23.2          Consent of Paul & Rosen, LLP (included in Exhibit 5.1)

Item 9.           Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment or appendix to this registration statement:

                  (i) To include any prospectus required by section10(a)(3) of the Securities Act of 1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and were applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.


                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     4.1          1995 Stock Option Plan
     4.2          1996 Directors Stock Option Plan
     4.3          Schneider Stock Option Plan
     5.1          Opinion of Paul & Rosen, LLP
    23.1          Consent of PriceWaterhouse Coopers, LLP, independent
                  accountants for Registrant
    23.2          Consent of Paul & Rosen, LLP (included in Exhibit 5.1)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, New Jersey on May __, 2000.

                                        ARIEL CORPORATION


                                        By:
                                           ----------------------------------
                                           Jay Atlas, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                                            Chief Executive Officer and Director                 May 30, 2000
-------------------------------------       ------------------------------------                 ------------
Jay Atlas                                   Title                                                    Date

                                            Secretary and Director                               May 30, 2000
-------------------------------------       ----------------------                               ------------
Harold W. Paul                              Title                                                    Date

                                            Senior Vice President and
                                            Principal Accounting Officer                         May 30, 2000
-------------------------------------       ----------------------------                         ------------
Jack Loprete                                Title                                                    Date

                                            Chairman                                             May 30, 2000
-------------------------------------       --------                                             ------------
Anthony M. Agnello                          Title                                                    Date

                                            Director                                             May 30, 2000
-------------------------------------       --------                                             ------------
Esmond Goei                                 Title                                                    Date

                                            Director                                             May 30, 2000
-------------------------------------       ---------                                            ------------
Charles Strauch                             Title                                                    Date

                                            Director                                             May 30, 2000
-------------------------------------       --------                                             ------------
Edward D. Horowitz                          Title                                                    Date